UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2013
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HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 794-8889
Not Applicable
(Former name or former address, if changed since last report)
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 27, 2013, Halozyme Therapeutics, Inc., a Delaware corporation (the “Company”) and its subsidiary, Halozyme, Inc., a California corporation, entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC, a Delaware limited liability company, and Silicon Valley Bank, a California corporation, amending and restating in its entirety the Loan and Security Agreement dated as of December 28, 2012 (“Original Loan Agreement”). The Original Loan Agreement provided for a $30 million secured single-draw term loan facility with a maturity date of January 1, 2017. The original term loan was fully drawn at close. The Loan Agreement extends the original $30 million term loans and provides for an additional $20 million in new term loans, bringing the total term loan balance to $50 million. Upon closing of the Loan Agreement, the Company received approximately $19 million, net of accrued interest. The proceeds are to be used for working capital and general business requirements. The amended and restated term loan facility matures on January 1, 2018. The amended and restated term loan facility is secured by substantially all of the assets of the Company and Halozyme, Inc., except that the collateral does not include any equity interests in Halozyme, Inc., any intellectual property (including all licensing, collaboration and similar agreements relating thereto), and certain other excluded assets. The amended and restated term loan repayment schedule provides for interest only payments for the first year, followed by consecutive equal monthly payments of principal and interest in arrears starting in February 2015 and continuing through the maturity date. The Loan Agreement provides for a 7.55% interest rate on the term loans and a final payment equal to 8.5% of the initial principal amount of the term loans, which is due when the term loans become due or upon the prepayment of the facility.
The Loan Agreement contains customary representations, warranties and covenants by the Company, as well as customary events of default and indemnification obligations of the Company. The foregoing description is only a summary of certain provisions of the Loan Agreement and is qualified in its entirety by the terms of the Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
January 3, 2014	By:	/s/ Jean I. Liu
Jean I. Liu
Vice President and General Counsel